UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2021
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Medical Officer

Effective as of September 27, 2021, the Board of Directors (the "Board") of Genprex, Inc. ("Genprex") appointed Mark S. Berger, M.D. as Chief Medical Officer of Genprex. Dr. Berger will report to Genprex’s Chief Executive Officer.  In this role, he will oversee Genprex’s pipeline of clinical development programs.

Dr. Berger, 67, served as Chief Medical Officer of Actinium Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, from January 2017 to September 2021. Prior to joining Actinium Pharmaceuticals, Inc., Dr. Berger served as Senior Vice President of Clinical Research at Kadmon Corporation, from September 2013 to January 2017. Dr. Berger has also served in various other capacities including Chief Medical Officer of Deciphera Pharmaceuticals; Vice President of Clinical Development of Gemin X Pharmaceuticals; Group Director of GlaxoSmithKline; and Senior Director of Wyeth Research. Dr. Berger holds a B.A. in Biology from Wesleyan University and an M.D. from the University of Virginia School of Medicine. He completed his Hematology/Oncology fellowship at the University of Pennsylvania, where he was an Assistant Professor of Medicine, and also served as a Research Fellow at the Ludwig Institute for Cancer Research and the Imperial Cancer Research Fund, both in London.  Dr. Berger is board certified in internal medicine, hematology and medical oncology.

In connection with his appointment as Chief Medical Officer, Genprex entered into an offer letter with Dr. Berger (the "Berger Offer Letter") setting forth the terms of his employment and compensation. Pursuant to the Berger Offer Letter, Dr. Berger’s annual base salary will be $450,000, and he will be eligible for an annual incentive bonus with a target amount of up to 40% of his annual base salary, based upon performance metrics established by Genprex’s Chief Executive Officer and approved by the Board (with the bonus for 2021 being pro-rated for the time that Dr. Berger was employed by Genprex). In addition, Dr. Berger is entitled to a one-time sign on bonus in the amount of $25,000, to be paid within 30 days of his commencement of employment. In the event that Dr. Berger voluntarily terminates his employment or is terminated by Genprex for “cause” (as such term is defined in the Berger Offer Letter) during the first year of his employment, he will be required to reimburse to Genprex the total amount of this sign on bonus and Genprex is authorized to offset such amount from any compensation owed to Dr. Berger. In addition, pursuant to the Berger Offer Letter, Dr. Berger will receive an option to purchase 550,000 shares of Genprex’s common stock (the “Berger Option”), the terms of which shall be set forth in an option award agreement which, while not granted under Genprex’s 2018 Equity Incentive Plan (the “Plan”), the award shall incorporate the terms of the Plan. The Berger Option will vest as to 1/3rd of the shares subject thereto on each of the first, second, and third anniversaries of the date on which Dr. Berger commences employment with Genprex. The per share exercise price of the Berger Option is equal to $2.85, the closing price of Genprex’s common stock on September 27, 2021, the date of grant. In addition, Dr. Berger will be entitled to receive paid time off benefits and to participate in other employee benefits maintained by Genprex in a manner consistent with other employees of Genprex.

In the event that Genprex terminates Dr. Berger without cause, Genprex will continue to pay his base salary in effect at the time of his termination for a period of six months following his termination date in accordance with Genprex’s standard payroll practices. If Dr. Berger elects, Genprex will provide continuation of group health plan benefits to the extent authorized by and consistent with COBRA or applicable state law, with the cost of regular payment for such benefits shared in the same relative proportion by Genprex and Dr. Berger as was in effect on the date of his termination until the earlier of (i) the date that is six months after his termination date; and (ii) the date Dr. Berger becomes eligible for health benefits through another employer. The severance benefits are subject to, among other things, Dr. Berger’s execution and delivery of a general release of all claims with respect to Genprex and its affiliated parties.

The foregoing descriptions of the Berger Offer Letter and the Berger Option do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Berger Offer Letter and the option award agreement with respect to the Berger Option, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

There are no family relationships between Dr. Berger and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Dr. Berger and any other persons pursuant to which Dr. Berger was appointed as Chief Medical Officer of Genprex. There are no related party transactions involving Dr. Berger that are reportable under Item 404(a) of Regulation S-K.

Appointment of Chief Manufacturing and Technology Officer

Effective as of September 27, 2021, the Board appointed Hemant Kumar, Ph.D. as Chief Manufacturing and Technology Officer of Genprex. Dr. Kumar will report to Genprex’s Chief Executive Officer. In this role, he will serve as a member of the executive leadership team and oversee Genprex’s manufacturing, supply chain, and process development function.

Dr. Kumar, 59, served as Vice President, Global Head of Manufacturing, Supply Chain, and Strategy of Arcturus Therapeutics, Inc., a clinical-stage messenger RNA medicines company focused on the development of infectious disease vaccines and opportunities within liver and respiratory rare diseases from May to July 2021, having previously served as a strategic advisor to the Company since April 2021. Prior to joining Arcturus Therapeutics, Inc., from January 2020 to March 2021, Dr. Kumar served in various capacities at Oncoimmune Therapeutics, Inc., a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative biopharmaceuticals for the treatment of cancer and autoimmune disease that was subsequently acquired by Merck & Co., Inc. (“Merck”), including Lead Integrator and Alliance Management, Vice President of CMC Technical Development and Manufacturing Operations and Senior Strategic CMC Consultant. In addition, from November 2019 until June 2020, Dr. Kumar served as Vice President, Head of Global Process Sciences and Clinical Manufacturing Operations at Rentscher Biopharma SE, a contract development and manufacturing organization. Dr. Kumar also served as Senior Vice President/Head of Global CMC, Technical Development and Manufacturing Operations of Anaptysbio, Inc.,  a clinical-stage biotechnology company developing first-in-class immunology therapeutic product candidates, from October 2017 to November 2019. Prior to joining Anaptysbio, Inc., Dr. Kumar served as Associate Vice President, Head of Global CMC Bioprocess Development and Technical Services of Merck,  a global health care company. Dr. Kumar has also served in various other capacities including Senior Director/Head of Global Manufacturing Sciences and Technical Operations and Director – Process and Analytical Technology at Sanofi Genzyme, Inc.; Director, Site Head of Analytical and Quality Control at Lonza Biologics, Inc.; Head/Deputy Director of Global Vaccine Manufacturing Sciences and Technology Operations and Senior Scientist/Manager at Sanofi Pasteur, Inc.; and Senior Scientist at Janssen Biotech, Inc. and Wyeth Laderle Vaccines, Inc. In addition, Dr. Kumar has conducted postdoctoral and research scientist fellowships at Yale University School of Medicine and at the University of Rhode Island and the Center for Disease Control and Prevention’s Center for Infectious Diseases. Dr. Kumar earned his Ph.D. in Biochemistry at J.N. Medical College, Aligarth, India through a collaboration with the U.S. National Institutes of Health. He holds a graduate certificate in Project Management from Lehigh University School of Management and Executive MBA training from Bentley in strategy design and implementation.

In connection with his appointment as Chief Manufacturing and Technology Officer, Genprex entered into an offer letter with Dr. Kumar (the "Kumar Offer Letter") setting forth the terms of his employment and compensation. Pursuant to the Kumar Offer Letter, Dr. Kumar’s annual base salary will be $325,000, and he will be eligible for an annual incentive bonus with a target amount of up to 40% of his annual base salary, based upon performance metrics established by Genprex’s Chief Executive Officer and approved by the Board (with the bonus for 2021 being pro-rated for the time that Dr. Kumar was employed by Genprex).  In addition, the Kumar Offer Letter provides that Dr. Kumar will receive an option to purchase 400,000 shares of Genprex’s common stock (the “Kumar Option”), the terms of which shall be set forth in an option award agreement which, while not granted under the Plan, the award shall incorporate the terms of the Plan. The Kumar Option will vest as to 1/3rd of the shares subject thereto on each of the first, second, and third anniversaries of the date on which Dr. Kumar commences employment with Genprex. The per share exercise price of the Kumar Option is equal to $2.85, the closing price of Genprex’s common stock on September 27, 2021, the date of grant. In addition, Dr. Kumar will be entitled to receive paid time off benefits and to participate in other employee benefits maintained by Genprex in a manner consistent with other employees of Genprex.

The foregoing descriptions of the Kumar Offer Letter and the Kumar Option do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Kumar Offer Letter and the option award agreement with respect to the Kumar Option, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively.

There are no family relationships between Dr. Kumar and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Dr. Kumar and any other persons pursuant to which Dr. Kumar was appointed as Chief Manufacturing and Technology Officer of Genprex. There are no related party transactions involving Dr. Kumar that are reportable under Item 404(a) of Regulation S-K.

Item 8.01: Other Events.

On September 28, 2021, Genprex issued a press release announcing the appointment of Dr. Berger as Genprex’s Chief Medical Officer and the appointment of Dr. Kumar as Genprex’s Chief Manufacturing and Technology Officer. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1+	Offer Letter between Genprex, Inc. and Mark S. Berger, M.D.

10.2+	Option Award Agreement between Genprex, Inc. and Mark S. Berger, M.D. dated September 27, 2021.

10.3+	Offer Letter between Genprex, Inc. and Hemant Kumar, PhD.

10.4+	Option Award Agreement between Genprex, Inc. and Hemant Kumar, PhD dated September 27, 2021.

99.1	Press release issued by Genprex, Inc. dated September 28, 2021.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: September 28, 2021	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)